CONSUMERS MINING COMPANY

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                                    BY - LAWS

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                                     OFFICES


                  Section 1. The principal office or place of business shall be in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania and the corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                             STOCKHOLDERS' MEETINGS

                  Section 2. Regular meetings of the stockholders shall be held at the office of the corporation in Pittsburgh, Pennsylvania. Special meetings of the stockholders may be held at such place and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 3. The annual meeting of stockholders shall be held on the second Wednesday of February in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., when they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.


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                  Section  4.  Written  notice of the  annual  meeting  shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least thirty days prior to the meeting.

                  Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the agreement of incorporation may be called by the board of directors, the president and secretary or any number of stockholders owning in the aggregate at least one-tenth of the number of shares outstanding.

                  Section 6. Written notice of a special meeting of stockholders, stating the time and place thereof, and the business to be transacted thereat, shall be served upon or mailed, postage prepaid, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least one day before such meeting. No business other than that included in the notice or incidental thereto shall be transacted at such meeting.

                  Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the agreement of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, or represented. At such adjourned meeting at which

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a quorum shall be present or  represented  any business may be transacted  which might have been transacted at the meeting as originally notified.

                  Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the agreement of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 9. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument specifically confers the right to vote for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, and in all elections of directors may cast one vote for each such share for as many persons as there are directors to be elected, or may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of such shares of stock shall equal, or to distribute them on the same principal among as many candidates as he shall desire, and the directors shall not be elected in any other manner.


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                                    DIRECTORS

                  Section 10. The number of directors which shall constitute the whole board shall be four. The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders nor residents of the Commonwealth of Pennsylvania.

                  Section 11. The directors shall have power from time to time, and at any time, when the stockholders, as such, are not assembled in a meeting, regular or special, to increase their own number to not more than five and forthwith appoint and elect any other person, or persons, to be directors, to hold office until the next annual election and until their successors are elected and qualify.

                  Section 12. The directors may hold their meetings and keep the books of the corporation at the principal office within the City of Pittsburgh, Commonwealth of Pennsylvania, or at such other place as they may from time to time determine.

                  Section 13. If the office of any director or directors become vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors.

                  Section 14. No director shall vote on a question in which he is interested other than as a stockholder, except the election of a president or other officer or employee, or be

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present at the meeting of the board while the same is being  considered;  but if his retirement from the board in such case reduces the number present below a quorum, the question may nevertheless be decided by those who remain. On any question the names of those voting each way shall be entered on the record of their proceedings, if any director at the time so requires.

                  Section 15. The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the agreement of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                             COMMITTEES OF DIRECTORS

                  Section 16. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

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                  Section 17. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

                            COMPENSATION OF DIRECTORS

                  Section 18. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 19. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              MEETINGS OF THE BOARD

                  Section 20. The first meeting of each newly elected board shall be held at such place and time either within or without the Commonwealth of Pennsylvania as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

                  Section 21. Regular meetings of the board may be held without notice at such time and place either within or without the Commonwealth of Pennsylvania as shall from time to time be determined by the board.

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                  Section 22. Special  meetings of the board of directors may be called by the president, vice-president, or any two of the directors, on one day's notice to each director, either personally or by mail or by telegram.

                  Section 23. At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the agreement of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                     NOTICES

                  Section 24. Whenever, under the provisions of the statutes or of the agreement of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

                  Section 25. Notice of the time, place and purpose of any meeting of stockholders or directors whether required by the provisions of the statute, the agreement of incorporation or these by-laws may be dispensed with if every stockholder shall attend either in person or by

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proxy,  or if  every  director  shall  attend  in  person,  of or  every  absent stockholder or director shall in writing, filed with the records of the meeting either before or after the holding thereof, waive such notice.

              ACTION BY STOCKHOLDERS AND DIRECTORS WITHOUT MEETING

                  Section 26. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the agreement of incorporation or of these by-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the agreement of incorporation or of these by-laws, the meeting and vote of directors may be dispensed with if all the directors agree in writing to such corporate action being taken.

                                    OFFICERS

                  Section 27. The officers of the corporation shall be chosen by the directors and shall be a president, vice-president, secretary, comptroller and treasurer. The board of directors may also choose additional vice-presidents, assistant secretaries and assistant treasurers. Any two of the above named offices, except those of president and vice-president may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these by-laws to be executed, acknowledged, verified or countersigned by two or more officers.

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                  Section 28. The board of directors at its first  meeting after each annual meeting of stockholders shall choose a president from their own number, and one or more vice-presidents, a secretary, comptroller and a treasurer, none of whom need be a member of the board.

                  Section 29. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices from such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 30. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 31. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                                  THE PRESIDENT

                  Section 32. The president shall be the chief executive office of the corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

                  Section 33. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise

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signed and executed and except where the signing and execution  thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                 VICE-PRESIDENTS

                  Section 34. The vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 35. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

                  Section 36. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.

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                    THE COMPTROLLER AND ASSISTANT COMPTROLLER

                  Section 37. The comptroller shall be responsible for the keeping of complete and accurate records of the business, assets, liabilities and transactions of the corporation, for the preparation of such financial statements of the corporation as may be required by law or requested by the board of directors or the chief executive officer, for the supervision on behalf of the corporation of the audits made by independent accountants of the corporation's books, records and financial statements, and for all matters relating to the accounting by the corporation for its operations and financial position. The comptroller shall report directly to and be subject to the supervision of the chief executive officer, and shall perform such other duties as may from time to time be prescribed by the board of directors the chief executive officer.

                  One or more assistant comptrollers, if elected by the board of directors, shall assist the comptroller in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them or any of them by the board of directors or the chief executive officer of the corporation. At the discretion of the comptroller or in his absence or disability an assistant comptroller shall perform the duties of the comptroller.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 38. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

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                  Section 39. He shall disburse the funds of the  corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 40. If required by the board of directors he shall give the corporation a bond in a sum, and with such surety or sureties as may be satisfactory to the board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 41. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                              CERTIFICATE OF STOCK

                  Section 42. The certificate of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary. If any stock certificate is signed by a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the corporation, and a registrar, the signature of any such officer may be facsimile. No

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certificate  for any  share  of  stock  shall  be  issued  or  delivered  to any stockholder until his subscription or sale price for such share is paid in full.

                                TRANSFER OF STOCK

                  Section 43. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

                  Section 44. The board of directors may fix the time, not exceeding forty days preceding the date of any meeting of the stockholders or any dividend payment date or any date for the allotment of rights, during which the books of the corporation shall be closed against the transfer of stock; or, in lieu of providing for the closing of the books against transfers of stock, may fix a date not exceeding forty days preceding the date of any meeting of the stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of, or to vote at such meeting, and/or entitled to receive such dividend payment or rights, as the case may be, and only stockholders of record on such data shall be entitled to notice of and/or to vote at such meeting or to receive such dividend payment or rights.

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                             REGISTERED STOCKHOLDERS

                  Section 45. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Pennsylvania.

                                LOSS CERTIFICATE

                  Section 46. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, and/or give the corporation a bond, in such sum as it may direct to indemnify the corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

                                    DIVIDENDS

                  Section 47. Dividends upon the capital stock of the corporation, subject to the provisions of the agreement of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

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                  Section 48. Before  payment of any dividend,  there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                  Section 49. If any stockholder be indebted to the corporation, any dividend payable to such stockholders, or so much thereof as is necessary, may be applied to the payment of such indebtedness if then due and payable.

                                ANNUAL STATEMENT

                  Section 50. The president shall annually prepare a full and true statement of the affairs of the corporation, which shall be submitted at the annual meeting and filed within twenty days thereafter at the principal office in Pennsylvania, where it shall, during the usual business hours of each secular day be open for inspection by any stockholder.

                                     CHECKS

                  Section 51. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 52. The fiscal year shall begin the first day of January in each year.

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                                      SEAL

                  Section 53. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Seal. Pennsylvania."

                                   AMENDMENTS

                  Section  54.  These  by-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the issued and outstanding stock entitled to vote at such meeting and present and represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board, or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

                                  CERTIFICATION

                  I, the undersigned, do hereby certify that I am Secretary of Consumers Mining Company, incorporated under the laws of the Commonwealth of Pennsylvania; that the foregoing is a true, correct and complete copy of the By-Laws of said Company, and that said By-Laws have been duly adopted and are now in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said Company this 4th day of August, 1975.


                                          --------------------------------------
                                          David S. Dennison, Secretary

(SEAL)

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                           AMENDMENT TO THE BY-LAWS OF

                            CONSUMERS MINING COMPANY

                             DATED NOVEMBER 17, 1997


                  The following section of the By-laws is hereby amended in its entirety to read as follows:

                           "Section  10. The  number of  directors  which  shall
                  constitute the whole board shall be three. The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders nor residents of the Commonwealth of Pennsylvania."